EXHIBIT 31.1

CERTIFICATIONS

I, Clay Bretches, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Altus Midstream Company; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Clay Bretches
Clay Bretches
Chief Executive Officer and President (Principal Executive Officer)

Date: April 5, 2019